Exhibit 10.1
AMENDMENT NUMBER TWO
to the
WALGREEN CO. LONG-TERM PERFORMANCE INCENTIVE PLAN
I
     Effective as of May 1, 2011, the Walgreen Co. Long-Term Performance Incentive Plan (the “Plan”) is amended by adding the following sentence to the end of Section 6.3:
     “Notwithstanding the foregoing, during the Restriction Period a Participant may transfer the Restricted Shares and Restricted Share Units to a trust pursuant to Section 9.”
II
     Effective as of May 1, 2011, the Plan is amended by adding the following paragraph to the end of Section 9 as follows:
     “Notwithstanding the foregoing, subject to the approval of the Committee in its sole discretion, transfers by the Participant of Restricted Shares and Restricted Share Units shall be recognized and given effect if such Restricted Shares or Restricted Share Units are transferred to a grantor trust established pursuant to Sections 674, 675, 676 and 677 of the Code, for the exclusive benefit of the Participant or a person or persons who are members of the Participant’s immediate family or their descendants; provided that (i) any such transfer has not been disclaimed prior to the transfer of such Restricted Shares or Restricted Share Units by the trustee of such trust, and (ii) such transfer shall occur without any delivery or receipt of consideration therefor, and the Participant and the trustee of such trust shall so certify to the Committee; and (iii) the Participant shall provide such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Restricted Share or Restricted Share Unit held by a transferee shall be subject to the same terms and conditions that applied immediately prior to its transfer. No transfer shall be effective and no transferee shall have any rights in any such award unless and until written notice of such proposed transfer is provided to the Committee, in the form and manner prescribed by the Committee, and such transfer request has been approved by the Committee. In making any such transfer, Participant and the transferee shall execute any additional agreements as may be required by the Committee.”